EXHIBIT 99.1

Carolina Bank Holdings, Inc. Reports Net Income in the First Quarter as Assets Exceed $700 Million

GREENSBORO, N.C., April 30, 2010 (GLOBE NEWSWIRE) -- Carolina Bank Holdings, Inc. (Nasdaq:CLBH) today reported first quarter 2010 results with highlights as follows:

First Quarter 2010 Financial Highlights

  Assets increased 11.1% to $704.1 million at March 31, 2010 from $633.8 million at March 31, 2009. Assets increased 1.0% during the first quarter.
  Net income was $299,000 in the first quarter of 2010 compared to $665,000 in the first quarter of 2009.
  Net income available to common stockholders was $14,000, or $0.00 per diluted share, in the first quarter of 2010 compared to $411,000, or $0.12 per diluted share, in the first quarter of 2009.
  Net interest income increased 28.0% in the first quarter of 2010 from the same quarter a year ago to $5.5 million.
  The net interest margin, computed on a fully taxable basis, increased to 3.54% in the first quarter of 2010 compared to 2.96% in the first quarter of 2009, a five year quarterly high.
  Non-interest income decreased 11.0% in the first quarter of 2010 from the first quarter of 2009 due to lower gains on sales of investments and higher losses on sale of repossessed assets.
  Provision for loan losses increased to $2.0 million in the first quarter of 2010 from $1.2 million in the same quarter of 2009.

Net income and net income available to common stockholders was $299,000 and $14,000 in the first quarter of 2010, respectively, compared to $665,000 and $411,000 in first quarter of 2009, respectively. Net income per common share was $0.00 in the first quarter of 2010 compared to net income per common share of $0.12 in the first quarter of 2009.  Robert T. Braswell, President and CEO of Carolina Bank Holdings, commented, "Carolina Bank surpassed $700 million in assets in March 2010 and enjoyed improved net income on a sequential quarterly basis. We continued to increase our net interest margin through our emphasis on profitable growth. We are pleased that our net interest margin increased to a five year quarterly high of 3.54% in the first quarter of 2010. "

Assets increased 1.0% in the first quarter of 2010 to $704.1 million and deposits increased 1.3% to $625.7 million at March 31, 2010. The net interest margin was 3.54% in the first quarter of 2010 compared to 2.96% in the first quarter of 2009.

Non-interest income of $2.1 million in the first quarter of 2010 declined 11.0% from the same quarter of 2009. Mortgage banking income of $1.7 million represented a majority of the non-interest income in the 2010 period and declined only 3.4% from the year ago quarter.

Non-performing loans to total loans held for investment increased to 3.68% at March 31, 2010 from 2.67% at December 31, 2009.  Non-performing assets to total assets increased to 4.42% at March 31, 2010 from 4.04% at December 31, 2009. Braswell commented, "The current economic times have challenged some of our customers. We are disappointed in our level of non-performing loans and have increased our resources to dispose of non-performing assets and to improve our risk management procedures. However, we feel we are nearing the peak of non-performing asset growth and expect improvements in subsequent quarters." The bank had annualized net charge-offs of 1.03% and 0.16% of average loans held for investment in the first quarter of 2010 and 2009, respectively. The allowance for loan losses was 2.00% and 1.31% of loans held for investment at March 31, 2010 and 2009, respectively.

Non-interest expense was $5.3 million in the first quarter of 2010, an increase of 18.0% from 2009. Impairment charges of $507,000 on three repossessed assets and increased FDIC insurance assessments of $160,000 represented the majority of the increased expenses.

About the Company

Carolina Bank, the banking subsidiary of Carolina Bank Holdings, Inc. began banking operations on November 25, 1996. The parent company is a North Carolina corporation organized in 2000. The bank is engaged in lending and deposit gathering activities in the Piedmont Triad of North Carolina, with operations in four counties: Guilford, Alamance, Forsyth and Randolph. The bank has eight full-service banking locations, four in Greensboro, one in Asheboro, one in High Point, one in Burlington, and one in Winston-Salem, North Carolina. The Company's stock is listed on the NASDAQ Global Market under the symbol CLBH. Further information is available on the Company's web site: www.carolinabank.com.

This press release contains forward-looking statements regarding future events. These statements are only predictions and are subject to risks and uncertainties that could cause the actual events or results to differ materially. These risks and uncertainties include risks of managing our growth, substantial changes in financial markets, regulatory changes, changes in interest rates, loss of deposits and loan demand to other financial institutions, and changes in real estate values and the real estate market. Additional information concerning factors that could cause actual results to be materially different from those in the forward-looking statements is contained in the Company's filings with the Securities and Exchange Commission. Carolina Bank Holdings, Inc. undertakes no obligation to update or clarify forward-looking statements, whether as a result of new information, future events or otherwise.

The above release presents certain financial information excluding the impairment charges and FDIC assessments (non-GAAP). These expense items are included in the financial results presented in accordance with generally accepted accounting principles (GAAP). Non-GAAP measures are not in accordance with, or a substitute for, measures prepared in accordance with GAAP, and may be different from non-GAAP measures used by other companies. Non-GAAP measures have limitations in that they do not reflect all of the amounts associated with our results of operations that would be reflected in measures determined in accordance with GAAP. Non-GAAP measures should only be used to evaluate our results of operations in conjunction with corresponding GAAP measures.

Carolina Bank Holdings, Inc. and Subsidiary
Consolidated Balance Sheets
At March 31, 2010 and 2009 and December 31, 2009
	(unaudited)
	March 31,		December 31,
	2010	2009	2009

ASSETS
Cash and due from banks	$ 6,164	$ 6,282	$ 6,416
Short-term investments and interest-earning deposits	40,287	39	34,039
Total cash and cash equivalents	46,451	6,321	40,455

Securities available for sale, at fair value	51,392	52,145	52,924
Securities held-to-maturity, at amortized cost	717	1,074	770

Loans held for sale	30,941	30,796	29,388
Loans	534,045	514,203	530,606
Allowance for loan losses	(10,697)	(6,749)	(10,081)
Net loans	523,348	507,454	520,525

Premises and equipment, net	19,159	19,459	19,351
Other assets	32,077	16,555	33,639

Total assets	$ 704,085	$ 633,804	$ 697,052

LIABILITIES AND STOCKHOLDERS' EQUITY
LIABILITIES
Deposits:
Noninterest-bearing	$ 36,910	$ 27,692	$ 39,261
Interest-bearing	588,820	493,755	578,210
Total deposits	625,730	521,447	617,471

Short-term borrowings	1,037	4,918	683
Federal Home Loan Bank advances	5,763	36,840	7,783
Subordinated debentures	19,358	19,283	19,360
Other liabilities	4,085	3,601	3,807
Total liabilities	655,973	586,089	649,104

STOCKHOLDERS' EQUITY
Preferred stock, no par, authorized 1,000,000 shares; issued and outstanding 16,000 shares in 2010 and 2009	14,555	14,235	14,473
Common stock, $1 par value, 20,000,000 shares authorized; issued and outstanding -- 3,387,045 shares in 2010 and 2009	3,387	3,387	3,387
Common stock warrants	1,841	1,841	1,841
Additional paid-in capital	15,808	15,772	15,799
Retained earnings	11,459	13,304	11,445
Stock in director rabbi trust	(648)	(713)	(874)
Directors deferred fees obligation	648	713	874
Accumulated other comprehensive income (loss)	1,062	(824)	1,003
Total stockholders' equity	48,112	47,715	47,948

Total liabilities and stockholders' equity	$ 704,085	$ 633,804	$ 697,052

Carolina Bank Holdings, Inc. and Subsidiary
Consolidated Statements of Operations
For the three months ended March 31, 2010 and 2009
(unaudited)
	For the Three Months Ended
	March 31,
	2010	2009
	(in thousands, except per share data)
Interest income:
Loans	$ 7,476	$ 7,213
Investment securities - taxable	462	593
Investment securities - non taxable	162	123
Other interest income	22	--
Total interest income	8,122	7,929
Interest expense:
NOW, money market, savings	990	980
Time deposits	1,383	2,272
Other borrowed funds	229	365
Total interest expense	2,602	3,617

Net interest income	5,520	4,312
Provision for loan losses	1,988	1,195

Net interest income after provision for loan losses	3,532	3,117

Noninterest income:
Service charges	216	250
Mortgage banking income	1,749	1,810
Gain on sale of investments	130	235
Repossessed asset losses	(127)	(4)
Other	165	106
Total noninterest income	2,133	2,397

Noninterest expense:
Salaries and benefits	2,574	2,443
Occupancy and equipment	608	593
Professional fees	260	348
Outside data processing	241	205
FDIC Insurance	257	97
Advertising and promotion	159	158
Stationery, printing and supplies	114	112
Impairment of a marketable security	--	251
Impairment of repossessed assets	507	--
Other	558	265
Total noninterest expense	5,278	4,472
Income before income taxes	387	1,042
Income tax expense	88	377
Net income	299	665
Dividends and accretion on preferred stock	285	254
Net income available to common stockholders	$ 14	$ 411

Basic earnings per common share	$ --	$ 0.12
Diluted earnings per common share	$ --	$ 0.12

Average common shares outstanding	3,387,045	3,451,559
Average common shares and dilutive potential common shares outstanding	3,387,045	3,455,621

Total shares outstanding at end of period	3,387,045	3,387,045

Carolina Bank Holdings, Inc.
Consolidated Financial Highlights
First Quarter 2010
(unaudited)
	Quarterly					Year Ended
	1st Qtr.	4th Qtr.	3rd Qtr.	2nd Qtr.	1st Qtr.
($ in thousands except for share data)	2010	2009	2009	2009	2009	2009	2008

EARNINGS
Net interest income	$5,520	5,538	5,115	4,740	4,312	19,705	14,727
Provision for loan loss	$1,988	5,552	1,737	2,036	1,195	10,520	1,910
NonInterest income	$2,133	2,635	1,579	3,242	2,402	10,550	4,609
NonInterest expense	$5,278	5,053	4,841	5,514	4,482	20,577	14,058
Net income (loss)	$299	(1,527)	169	335	665	(358)	2,194
Net income (loss) available to common stockholders	$14	(1,802)	(108)	51	411	(1,448)	2,194
Basic earnings (loss) per share	$0.00	(0.53)	(0.03)	0.02	0.12	(0.43)	0.66
Diluted earnings (loss) per share	$0.00	(0.53)	(0.03)	0.02	0.12	(0.43)	0.65
Average shares outstanding	3,387,045	3,387,045	3,387,045	3,387,045	3,451,559	3,383,748	3,344,010
Average diluted shares outstanding	3,387,045	3,387,045	3,387,045	3,387,045	3,455,621	3,385,102	3,386,631

PERFORMANCE RATIOS
Return on average assets *	0.01%	-1.03%	-0.06%	0.03%	0.26%	-0.22%	0.39%
Return on average common equity *	0.17%	-20.42%	-1.22%	0.60%	4.96%	-4.21%	7.13%
Net interest margin (fully-tax equivalent) *	3.54%	3.41%	3.25%	3.15%	2.96%	3.20%	2.82%
Efficiency ratio	68.24%	61.30%	71.55%	68.55%	66.26%	67.42%	72.09%
# full-time equivalent employees - period end	143	140	136	136	119	140	119

CAPITAL
Equity to ending assets	6.83%	6.88%	7.39%	7.25%	7.53%	6.88%	5.12%
Common tangible equity to assets	4.77%	4.80%	5.26%	5.13%	5.28%	4.80%	5.12%
Tier 1 leverage capital ratio - Bank	7.54%	7.45%	7.84%	8.10%	8.32%	7.45%	7.00%
Tier 1 risk-based capital ratio - Bank	8.59%	8.50%	8.82%	8.86%	9.25%	8.50%	7.62%
Total risk-based capital ratio - Bank	11.34%	11.24%	11.48%	11.61%	12.01%	11.24%	10.29%
Book value per common share	$9.91	9.88	10.52	10.22	9.88	9.88	9.43

ASSET QUALITY
Net charge-offs (recoveries)	$1,372	2,509	2,259	1,225	206	6,199	682
Net charge-offs to average loans *	1.03%	1.88%	1.73%	0.94%	0.16%	1.19%	0.15%
Allowance for loan losses	$10,697	10,081	7,038	7,560	6,749	10,081	5,760
Allowance for loan losses to loans held invst.	2.00%	1.90%	1.33%	1.42%	1.31%	1.90%	1.15%
Nonperforming loans	$19,636	14,163	14,407	16,829	12,201	14,163	5,656
Restructured loans	$0	0	0	0	0	0	0
Repossessed assets	$11,507	13,964	7,676	5,329	1,288	13,964	728
Nonperforming loans to loans held for investment	3.68%	2.67%	2.71%	3.16%	2.37%	2.67%	1.13%
Nonperforming assets to total assets	4.42%	4.04%	3.26%	3.28%	2.13%	4.04%	1.04%

END OF PERIOD BALANCES
Total assets	$704,085	697,052	676,826	675,192	633,804	697,052	616,611
Total loans held for investment	$534,045	530,606	530,791	532,954	514,203	530,606	501,424
Total deposits	$625,730	617,471	594,863	558,790	521,447	617,471	498,064
Stockholders' equity	$48,112	47,948	50,017	48,942	47,715	47,948	31,576

AVERAGE BALANCES
Total assets	$691,406	694,529	679,780	654,900	633,012	665,555	557,283
Total earning assets	$641,861	651,733	633,107	612,353	598,620	624,031	527,958
Total loans held for investment	$532,928	533,143	523,019	521,406	514,292	522,965	451,583
Total interest-bearing deposits	$576,968	573,595	545,912	514,875	478,247	528,158	423,680
Common stockholders' equity	$33,702	35,008	35,097	34,288	33,614	34,385	30,771

* annualized for all periods presented return on average assets and on average common equity are computed using net income (loss) available to common stockholders
CONTACT:  Carolina Bank Holdings, Inc.
          Robert T. Braswell, President and CEO
          336-286-8740
          b.braswell@carolinabank.com